                                                                      EXHIBIT 99

                                                    Investor Relations Contact:
                                                                   James Zeumer
[PULTE HOMES LOGO]                                            Pulte Homes, Inc.
                                                                 Vice President
FOR IMMEDIATE RELEASE                                            (248) 433-4597

                                                       Media Relations Contact:
                                                                Valerie Dolenga
                                                              Pulte Homes, Inc.
                                                       Corporate Communications
                                                                 (248) 433-4633




         PULTE HOMES ANNOUNCES 51% INCREASE IN NET INCOME; EARNINGS FROM
           CONTINUING OPERATIONS INCREASE TO A RECORD $1.45 PER SHARE

     SECOND QUARTER SIGNUPS CLIMB 60%; BACKLOG REACHES RECORD $3.3 BILLION
                                 (12,950 UNITS)

BLOOMFIELD HILLS, MI, JULY 23, 2002 - Pulte Homes (NYSE: PHM) announced today record financial results for its second quarter and six months ended June 30, 2002. For the quarter, net income from continuing operations increased 49% to a record $90.4 million, or $1.45 per share, as compared to $60.6 million, or $1.40 per share, last year. Shares used in calculating second-quarter EPS increased 44% over last year to 62.4 million as a result of the Company's merger with Del Webb effective July 2001.

         Consolidated revenues for the quarter were $1.7 billion, an increase of 59% over prior year revenues of $1.1 billion. Higher revenues for the period reflect expanded business resulting from the Company's merger with Del Webb, as well as gains throughout Pulte Homes' operation.

         "Our second quarter and six-month results have Pulte Homes' operating and financial performance on track to deliver another record year," said Mark J. O'Brien, President and CEO. "Even more compelling is the record signups achieved during the quarter, which demonstrates the positive impact of the Company's acquisition strategy and the continued strength in demand for new homes. As the economic recovery continues to take hold, it is certainly reasonable to expect this demand will remain and could grow stronger as employment and consumer confidence rise."

          Domestic homebuilding revenues increased 58% to a second-quarter record $1.6 billion. Higher revenues for the quarter resulted from a 9% increase in average selling price to $239,000, combined with a 45% increase in home closings to 6,593 units. The year-over-year increase in second quarter closings and average sales price primarily reflects the inclusion of Del Webb units, as well as a favorable product mix.

         Second quarter domestic homebuilding gross profit increased 56% to $313.7 million, as compared to prior year gross profit of $200.8 million. Reported domestic homebuilding gross margins were 19.9%, as compared to 20.1% last year.

         Land sales during the quarter generated $34.1 million in revenues and $10.6 million in pre-tax income, as compared to $34.7 million and $12.4 million, respectively, last year. According to the Company, land sales are an important element of Pulte Homes' domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.

         Domestic net new home orders for the quarter were 8,279, up 60% over prior year second-quarter orders of 5,178 homes. On a pro forma basis, assuming the inclusion of Del Webb's units last year, Pulte Homes' signups increased 17% for the quarter reflecting strong demand throughout its operations. Pulte's backlog as of June 30, 2002, was valued at $3.3 billion (12,950 homes), as compared to a value of $2.0 billion (8,791 homes) last year.

         "Customer traffic to our communities was positive throughout the quarter, with strong buyer interest across our markets and within the first-time, first and second move-up and active adult buyer segments we serve," said O'Brien.

         The Company's financial services operations reported first quarter pre-tax income of $16.2 million, up 116% over prior year pre-tax income of $7.5 million. The improvement in second quarter financial results reflects a 24% increase in loan originations resulting from inclusion of Del Webb business, a favorable interest rate environment and a higher capture rate of 76.7% as compared to 73.1% last year.

         For the second quarter, Pulte's International operations reported pre-tax income of $1.9 million, as compared to a pre-tax loss of $1.5 million for the comparable period last year. Gains for the quarter primarily reflect improved performance from the Company's Mexico operations.

OTHER SECOND QUARTER HIGHLIGHTS

         During the quarter, it was announced that Richard J. Dugas has been named as the Company's new Chief Operating Officer. Mr. Dugas filled a position left vacant when Mark J. O'Brien assumed the role of President and Chief Executive Officer at the end of 2001. Mr. Dugas will oversee all domestic homebuilding operations and provide leadership to the Area Presidents under the Company's realigned organizational structure.

         Also during the quarter, Pulte Homes completed a public offering of $300 million principal amount of senior notes due 2032, with a coupon rate of 7.875%. The 30-year maturity of these notes is believed to be a first for the homebuilding industry.

         The Company also announced the introduction of the Del Webb brand into the Northeast market. The newest communities, Great Island by Del Webb in Plymouth, Massachusetts, and Somerset Run by Del Webb in Franklin Township, New Jersey, have both met with very strong buyer interest. Community development is already underway with home deliveries beginning in 2003.

SIX MONTH RESULTS

         For the six months ended June 30, 2001, Pulte Homes' net income from continuing operations increased 59% to $159.0 million, or $2.57 per share, as compared with prior year net income of $99.7 million, or $2.31 per share. Shares used in calculating six-month EPS increased 43% to 61.9 million as a result of the Company's merger with Del Webb effective July 2001.

         Consolidated revenues for the period were $3.1 billion, up from $1.9 billion for the first six months of last year.

         Pulte Homes' domestic homebuilding operations reported total revenues for the period of $2.9 billion, up 59% over the prior year. Higher revenues for the period resulted from a 10% increase in average selling price to $239,000, combined with a 45% increase in the number of homes closed. The increase in average selling price and unit volumes reflect the inclusion of Del Webb operations and favorable building conditions during the period.

         Gross margins for the domestic homebuilding operations were comparable to last year at 20.0%, as pre-tax income increased 52% to $260.4 million.

         For the first six months, Pulte's financial services operations reported pre-tax income of $28.4 million, up significantly from prior year pre-tax income of $14.2 million. The improvement was driven by a 27% increase in loan originations resulting from inclusion of Del Webb business, a favorable interest rate environment and a higher capture rate of 76.0% as compared to 71.8% last year.

         Pulte's International operations reported net income for the first six months of $1.4 million, as compared to a pre-tax loss of $.3 million last year. The improved financial performance was driven by gains in the Company's Mexico operations.

         "Pulte Homes results through the first six months of 2002 are on plan, and put the Company in an excellent position to deliver earnings at the high end of our guidance range of $6.75 to $7.00 per share. Our recent sales pace suggests that buyer demand remains strong and that we have the opportunity to deliver increased year-over-year signups for the back half of the year. Such results would provide Pulte Homes with a solid backlog and great momentum heading into 2003," added O'Brien.

A conference call discussing Pulte Homes' second quarter results will be held today at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.

AS A CAUTIONARY NOTE TO INVESTORS, EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH MATTERS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, CHANGES IN ECONOMIC CONDITIONS AND INTEREST RATES, INCREASES IN RAW MATERIAL AND LABOR COSTS, WEATHER CONDITIONS, AND GENERAL COMPETITIVE FACTORS, THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY.

 ABOUT PULTE HOMES

         Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in more than 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage Corporation is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.


/Web site:  http://www.pulte.com

                                                                      Pulte Homes, Inc.
                                                               Condensed Consolidated Results
                                                                       Of Operations
                                        ------------------------------------------------------------------------------
                                                 Three Months Ended                        Six Months Ended
                                                      June 30,                                 June 30,
                                                2002              2001               2002                 2001
                                        -------------------------------------    -------------------------------------
                                                           (000's omitted, except per share data)
                                                                         (Unaudited)
CONSOLIDATED RESULTS:
Revenues:
 Homebuilding                               $ 1,661,670        $ 1,040,685        $ 3,017,275        $ 1,865,732
 Financial Services                              23,842             17,132             46,866             31,843
 Corporate                                           51                905                163              1,622
                                            -----------        -----------        -----------        -----------
Total Revenues                              $ 1,685,563        $ 1,058,722        $ 3,064,304        $ 1,899,197
                                            ===========        ===========        ===========        ===========

Pre-tax income (loss):
 Homebuilding                               $   146,522        $   104,489        $   261,856        $   170,967
 Financial Services                              16,162              7,495             28,416             14,167
 Corporate                                      (14,462)           (13,417)           (29,516)           (22,959)
                                            -----------        -----------        -----------        -----------
Income from continuing
 operations before income taxes                 148,222             98,567            260,756            162,175

Income taxes                                    (57,814)           (37,948)          (101,708)           (62,437)
                                            -----------        -----------        -----------        -----------
                                                 90,408             60,619            159,048             99,738
Income from continuing operations

Loss from discontinued operations                  (205)              (825)              (733)              (573)
                                            -----------        -----------        -----------        -----------

Net income                                  $    90,203        $    59,794        $   158,315        $    99,165
                                            ===========        ===========        ===========        ===========

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing operations           $      1.45        $      1.40        $      2.57        $      2.31
Loss from discontinued operations                  --                 (.02)              (.01)              (.01)
                                            -----------        -----------        -----------        -----------

Net income                                  $      1.45        $      1.38        $      2.56        $      2.30
                                            ===========        ===========        ===========        ===========

Shares used in per share calculations            62,359             43,365             61,933             43,191
                                            ===========        ===========        ===========        ===========



Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                             Pulte Homes, Inc.
                                                                   Condensed Consolidated Balance Sheets
                                                                             ($000's omitted)
                                                                                (Unaudited)
                                                      ------------------------------------------------------------
                                                              June 30,           December 31,           June 30,
                                                               2002                  2001                2001
                                                      -----------------     --------------------    --------------
ASSETS
Cash and equivalents                                         $  212,767          $   72,144          $  101,805
Unfunded settlements                                             40,109              69,631              47,604
House and land inventories                                    4,244,918           3,833,763           2,297,731
Residential mortgage loans
  available-for-sale                                            286,484             431,735             203,622
Goodwill                                                        307,693             307,693              27,066
Intangible Assets                                               155,529             159,604                --
Other assets                                                    859,663             839,706             549,737
                                                             ----------          ----------          ----------

                                                             $6,107,163          $5,714,276          $3,227,565
                                                             ==========          ==========          ==========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Liabilities:
  Accounts payable and accrued liabilities                   $1,328,893          $1,155,702          $  770,558
    Unsecured short-term
       borrowings                                                  --               110,000                --
    Collateralized short-term debt, recourse solely
       to applicable subsidiary assets                          272,925             413,675             196,186
    Income taxes                                                 88,082              35,370              36,104
    Subordinated debentures and senior notes                  1,949,265           1,722,864             865,347
                                                             ----------          ----------          ----------

       Total Liabilities                                      3,639,165           3,437,611           1,868,195

Shareholders' Equity                                          2,467,998           2,276,665           1,359,370
                                                             ----------          ----------          ----------

                                                             $6,107,163          $5,714,276          $3,227,565
                                                             ==========          ==========          ==========


Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                    Pulte Homes, Inc.
                                                                      Segment Data
                                                                   Three Months Ended
                                                                         June 30,
                                                     ------------------------------------------------
                                                           2002                            2001
                                                     ----------------                ----------------
                                                                     ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                            $   144,577                    $   105,948
    International                                             1,945                         (1,459)
                                                        -----------                    -----------
       Total Homebuilding                               $   146,522                    $   104,489
                                                        ===========                    ===========

Domestic Homebuilding:
    Home sales (settlements)                            $ 1,576,285                    $   997,712
    Land sales                                               34,121                         34,700
                                                        -----------                    -----------
      Domestic Homebuilding
      Revenue                                             1,610,406                      1,032,412

    Home cost of sales                                   (1,262,544)                      (796,877)
    Land cost of sales                                      (23,567)                       (22,301)
    Selling, general
       & administrative
       expense                                             (163,086)                       (99,596)
    Other income (expense), net                              (5,265)                           606
                                                        -----------                    -----------
                                                            155,944                        114,244
    EBIT
    Interest                                                (11,367)                        (8,296)
                                                        -----------                    -----------

    Pre-tax income                                      $   144,577                    $   105,948
                                                        ===========                    ===========

International Homebuilding:
  Home sales (settlements)                              $    51,264                    $     8,273
  Cost of sales                                             (40,079)                        (7,021)
    Selling, general
       & administrative
       expense                                               (9,352)                        (2,654)
    Other expense, net                                          (82)                           (82)
    Minority Interest                                          (776)                          --
    Equity in income of joint venture
    operations                                                  970                             25
                                                        -----------                    -----------
    Pre-tax income (loss)                               $     1,945                    $    (1,459)
                                                        ===========                    ===========
FINANCIAL SERVICES:
  Pre-tax income                                        $    16,162                    $     7,495
                                                        ===========                    ===========

MORTGAGE
  ORIGINATIONS:
  Origination volume                                          4,994                          4,013
                                                        ===========                    ===========

    Origination
      principal                                         $   804,400                    $   613,700
                                                        ===========                    ===========

CORPORATE:
  Pre-tax loss:
    Net interest expense                                $    (9,770)                   $    (8,034)
    Other Corporate
       expense, net                                          (4,692)                        (5,383)
                                                        -----------                    -----------
          Total Corporate                               $   (14,462)                   $   (13,417)
                                                        ===========                    ===========


Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                      Pulte Homes, Inc.
                                                                        Segment Data
                                                                      Six Months Ended
                                                                          June 30,
                                                        -------------------------------------------
                                                          2002                            2001
                                                        -------------                 -------------
                                                                      ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                            $   260,428                    $   171,293
    International                                             1,428                           (326)
                                                        -----------                    -----------
       Total Homebuilding                               $   261,856                    $   170,967
                                                        ===========                    ===========

Domestic Homebuilding:
    Home sales (settlements)                            $ 2,885,873                    $ 1,803,508
    Land sales                                               57,769                         42,427
                                                        -----------                    -----------
      Domestic Homebuilding Revenue                       2,943,642                      1,845,935

    Home cost of sales                                   (2,309,469)                    (1,442,647)
    Land cost of sales                                      (38,799)                       (29,022)
    Selling, general
       & administrative
       expense                                             (305,881)                      (185,798)
    Other expense                                            (9,175)                        (2,939)
                                                        -----------                    -----------
                                                            280,318                        185,529
    EBIT
    Interest                                                (19,890)                       (14,236)
                                                        -----------                    -----------

    Pre-tax income                                      $   260,428                    $   171,293
                                                        ===========                    ===========

International Homebuilding:
  Home sales (settlements)                              $    73,633                    $    19,797
  Cost of sales                                             (57,908)                       (17,254)
    Selling, general
       & administrative
       expense                                              (16,355)                        (5,254)
    Other income (expense), net                                (858)                           360
    Minority Interest                                          (396)                          --
    Equity in income of joint venture
    operations                                                3,312                          2,025
                                                        -----------                    -----------
    Pre-tax income (loss)                               $     1,428                    $      (326)
                                                        ===========                    ===========
FINANCIAL SERVICES:
  Pre-tax income                                        $    28,416                    $    14,167
                                                        ===========                    ===========

MORTGAGE
  ORIGINATIONS:
  Origination volume                                          9,220                          7,271
                                                        ===========                    ===========

    Origination
      principal                                         $ 1,476,200                    $ 1,102,800
                                                        ===========                    ===========

CORPORATE:
  Pre-tax loss:
    Net interest expense                                $   (19,212)                   $   (13,683)
    Other Corporate
       expense, net                                         (10,304)                        (9,276)
                                                        -----------                    -----------
          Total Corporate                               ($   29,516)                   $   (22,959)
                                                        ===========                    ===========

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                                                      Pulte Homes, Inc.
                                                                   Business Operating Data
                                                 Three Months Ended                        Six Months Ended
                                                      June 30,                                 June 30,

                                        -------------------------------------    -------------------------------------
                                             2002                 2001                2002                 2001
                                        ----------------     ----------------    ----------------     ----------------
                                                                       (000's omitted)
HOMEBUILDING UNIT
SETTLEMENTS - PULTE AND
AFFILIATES:
  Domestic                                        6,593                4,551              12,095                8,319
  International                                   1,775                1,644               3,417                3,418
                                        ----------------     ----------------    ----------------     ----------------

  Total Pulte and Pulte-affiliate
       settlement units                           8,368                6,195              15,512               11,737
                                        ================     ================    ================     ================


HOMEBUILDING REVENUES - PULTE AND
AFFILIATES:
  Domestic                                   $1,576,285             $997,712          $2,885,873           $1,803,508
  International                                  57,919               47,575             104,741               97,507
                                        ----------------     ----------------    ----------------     ----------------

  Total Pulte and Pulte-affiliate
       revenues                             $1,634,204           $1,045,287          $2,990,614           $1,901,015
                                        ================     ================    ================     ================

Domestic Homebuilding
  Unit settlements:
    Northeast                                       504                  451                 920                  844
    Southeast                                     1,888                1,751               3,564                3,360
    Midwest                                         976                  742               1,678                1,190
    Central                                       1,035                  870               1,753                1,502
    West                                          2,190                  737               4,180                1,423
                                        ----------------     ----------------    ----------------     ----------------
                                                  6,593                4,551              12,095                8,319
                                        ================     ================    ================     ================

  Unit net new orders:
    Northeast                                       660                  655               1,454                1,187
    Southeast                                     2,285                1,954               4,515                4,487
    Midwest                                       1,246                  871               2,546                1,974
    Central                                       1,308                  914               2,592                2,268
    West                                          2,780                  784               5,260                1,717
                                        ----------------     ----------------    ----------------     ----------------
                                                  8,279                5,178              16,367               11,633
                                        ================     ================    ================     ================

  Unit backlog:
    Northeast                                                                              1,365                1,153
    Southeast                                                                              3,510                3,268
    Midwest                                                                                2,243                1,691
    Central                                                                                1,742                1,580
    West                                                                                   4,090                1,099
                                                                                 ----------------     ----------------
                                                                                          12,950                8,791
                                                                                 ================     ================
International Homebuilding:
  Unit settlements:
    Pulte                                         1,732                   54               2,453                  143
      Pulte-affiliated entities                      43                1,590                 964                3,275
                                        ----------------     ----------------    ----------------     ----------------
                                                  1,775                1,644               3,417                3,418
                                        ================     ================    ================     ================